Exhibit 99

Contact: Kay Rindels SPS Commerce 866-245-8100 krindels@spscommerce.com	Kim Baker PAN Communications 978-474-1900 spscommerce@pancomm.com
SPS Commerce Appoints New Board Member Daniel Fishback
DemandTec CEO Brings Proven Retail Industry Expertise and Leadership to SPS’ Board of Directors
Minneapolis, Minn., March 2, 2011 — SPS Commerce (NASDAQ: SPSC), a leading provider of on-demand supply chain management solutions, today announced that it has appointed Daniel Fishback to its board of directors effective March 2, 2011.
Mr. Fishback serves as a member of the board of directors and the President and CEO of DemandTec, Inc. (NASDAQ: DMAN), where he has served in those positions since June 2001. DemandTec is the collaborative optimization network for retailers and consumer products companies used to develop essential merchandising, marketing, sales, and shopper insights decisions. From January 2000 to March 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Mr. Fishback’s experience also includes senior executive positions at Trading Dynamics, Inc. and Hyperion Solutions Corporation. Mr. Fishback replaces Steve A. Cobb on SPS’ board of directors.
“We are pleased to welcome Daniel Fishback to our board of directors,” said Archie Black, President and CEO of SPS Commerce. “His experience and track record of successfully leading high-growth technology organizations make him a great addition to our board. We look forward to working with him. I would also like to thank Steve Cobb for his dedication and contribution to SPS Commerce as a director.”
About SPS Commerce
SPS Commerce is a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way suppliers, retailers, distributors and other customers manage and fulfill orders. Our SPSCommerce.net platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 38,000 customers across more than 40 countries have used SPSCommerce.net, making it one of the largest trading partner integration centers. SPS Commerce has 40 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com. SPS Commerce is a registered trademark of SPS Commerce, Inc. SPSCommerce.net and the SPS Commerce logo are the property of SPS Commerce, Inc.
333 South Seventh Street, Suite 1000 | Minneapolis, MN 55402 | P:612-435-9400 F:612-435-9401 | www.spscommerce.com

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184
Forward-Looking Statements
This press release may contain forward-looking statements, including information about management’s view of SPS Commerce’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce, divisions and concepts to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, the final prospectus relating to a public offering filed with the Securities and Exchange Commission on December 3, 2010, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce’s future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.
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